Exhibit 23.2

CONSENT OF QUALIFIED PERSON

The undersigned agrees to the use of and references to his name, including his status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”)), in connection with this Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”) of Golden Minerals Company (the “Company”) being filed by the Company with the SEC, including any amendments thereto.

The undersigned hereby also consents to the incorporation by reference in the Company’s Registration Statements on Form S-8, as amended (File Nos. 333-280377, 333-273082, 333-264119, 333-249213, 333-235375, 333-231264, 333-211348, 333-200557, 333-190542, 333-176915, 333-170891, 333-165933 and 333-159096) and on Form S-1, as amended (File Nos. 333-274403, 333-274011 and 333-225483), including any related prospectuses of the foregoing, of the reference to the undersigned as set forth above in the Annual Report and exhibits thereto.

Date: March 31, 2026	/s/ Warren Rehn Warren Rehn Rehn Consulting LLC